                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A


                          AMENDMENT TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) - March 1, 1999



                               EARTHCARE COMPANY
                        Commission file number 000-24685



A Delaware Corporation                               IRS Employer No. 58-2335973


                         14901 Quorum Drive, Suite 200
                              Dallas, Texas 75240
                        Telephone Number (972) 858-6025

Item 7.  Financial Statements and Exhibits

         (a)      Historical Financial Statements of Business Acquired

                          Set forth below are the financial statements
appearing in this report:

                                                                                                       Page in
                  Reifsneider Transportation, Inc.                                                   This Report
                  --------------------------------                                                   -----------

                     Report of Independent Accountants                                                   F-1
                     Balance Sheet as of December 31, 1998 and 1997                                      F-2
                     Statement of Operations for the Years Ended
                        December 31, 1998 and 1997                                                       F-3
                     Statement of Stockholder's Equity for the Years
                        Ended December 1998 and 1997                                                     F-4
                     Statement of Cash Flows for the Years Ended
                        December 31, 1998 and 1997                                                       F-5
                     Notes to Financial Statements                                                       F-6

        (b)       Pro Forma Financial Information - EarthCare Company

                  Set forth below is the pro forma financial information
                     appearing in this report:

                        Unaudited Pro Forma Combined Balance Sheet
                           As of December 31, 1998                                                       P-3
                        Unaudited Pro Forma Combined Statement of
                           Operations for the Year Ended December 31, 1998                               P-4
                        Notes to Unaudited Pro Forma Combined
                           Financial Statements                                                          P-5


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EARTHCARE COMPANY





        May 12, 1999                   By: /s/ James E. Farrell
                                           -------------------------------------
                                           James E. Farrell
                                           Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder
Reifsneider Transportation, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Reifsneider Transportation, Inc. ("Reifsneider") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Reifsneider's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





April 8, 1999

                        REIFSNEIDER TRANSPORTATION, INC.
                                 BALANCE SHEET
                           December 31, 1998 and 1997

                                                                            1998              1997
                                                                         ----------        ----------
                                 ASSETS

 Current assets:
      Cash and cash equivalents                                          $   31,226        $   30,418
      Accounts receivable, net of allowance for doubtful accounts
        of $46,468 in 1998 and $8,801 in 1997                               836,151         1,332,098
      Advances to stockholder                                                91,856            50,904
      Advances to related parties                                           171,298           337,156
      Prepaid expenses                                                      587,563           136,035
                                                                         ----------        ----------

      Total current assets                                                1,718,094         1,886,611
                                                                         ----------        ----------

 Property and equipment, net                                              2,095,492         1,153,134
                                                                         ----------        ----------

 Goodwill, net of amortization of $9,107 in 1998 and
      $7,859 in 1997                                                         40,893            42,141
 Other assets                                                                    --             8,461
                                                                         ----------        ----------

 Total other assets                                                          40,893            50,602
                                                                         ----------        ----------

                                                                         $3,854,479        $3,090,347
                                                                         ==========        ==========

                   LIABILITIES AND STOCKHOLDER'S EQUITY

 Current liabilities:
      Lines of credit                                                    $1,200,000        $  520,000
      Current portion of long-term debt                                   1,151,032           297,008
      Accounts payable                                                      123,679           331,397
      Accrued expenses                                                      217,050           173,261
      Advances from related parties                                              --           402,692
                                                                         ----------        ----------

      Total current liabilities                                           2,691,761         1,724,358
                                                                         ----------        ----------

 Long-term debt, less current portion                                            --           374,709
                                                                         ----------        ----------

 Stockholder's equity:
      Common stock, $1 par value; authorized, 1,000 shares:
        issued and outstanding, 100 shares                                      100               100
      Additional paid-in capital                                            817,639           817,639
      Retained earnings                                                     344,979           173,541
                                                                         ----------        ----------

      Total stockholder's equity                                          1,162,718           991,280
                                                                         ----------        ----------

 Total liabilities and stockholder's equity                              $3,854,479        $3,090,347
                                                                         ==========        ==========

                  The accompanying notes are an integral part
                         of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.
                            STATEMENT OF OPERATIONS
                 For the Years Ended December 31, 1998 and 1997


                                              1998                1997
                                           -----------        -----------

 Revenues                                  $ 7,523,214        $ 6,496,906
                                           -----------        -----------

 Expenses:
      Cost of operations                     5,019,264          4,400,549
      General and administrative             1,899,820          1,609,768
      Depreciation and amortization            323,092            306,782
                                           -----------        -----------

      Total operating expenses               7,242,176          6,317,099
                                           -----------        -----------

                                               281,038            179,807

 Other expense (income):
      Interest                                  93,928             91,510
      Other                                     15,672            (49,134)
                                           -----------        -----------

 Net income                                $   171,438        $   137,431
                                           ===========        ===========

                  The accompanying notes are an integral part
                         of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.
                       STATEMENT OF STOCKHOLDER'S EQUITY
                 For the Years Ended December 31, 1998 and 1997


                                                     Additional
                                     Common           Paid In           Retained
                                     Stock            Capital           Earnings           Total
                                   ----------        ----------        ----------        ----------
 Balance, December 31, 1996        $      100        $  817,639        $   36,110        $  853,849

 Net income                                --                --           137,431           137,431
                                   ----------        ----------        ----------        ----------

 Balance, December 31, 1997               100           817,639           173,541           991,280

 Net income                                --                --           171,438           171,438
                                   ----------        ----------        ----------        ----------

 Balance, December 31, 1998        $      100        $  817,639        $  344,979        $1,162,718
                                   ==========        ==========        ==========        ==========

                  The accompanying notes are an integral part
                         of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.
                            STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 1998 and 1997

                                                                        1998                 1997
                                                                     -----------         -----------

 Cash flows from operating activities:
      Net income                                                     $   171,438         $   137,431
      Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation and amortization                                 323,092             306,782
           (Gain) loss on disposal of property                            46,858             (30,860)
           Change in assets and liabilities:
              Accounts receivable                                        495,947            (235,943)
              Prepaid expenses                                          (451,528)              8,536
              Other assets                                                 8,461              (1,798)
              Accounts payable                                          (207,718)            224,282
              Accrued liabilities                                         43,789             (24,029)
                                                                     -----------         -----------

           Net cash provided by operating activities                     430,339             384,401
                                                                     -----------         -----------

 Cash flows from investing activities:
      Cash payments for the purchase of property                      (1,526,754)           (371,449)
      Cash proceeds from the sale of property                            117,760              63,691
      (Advances to) payments received for advances to related
        parties and stockholder                                          139,660            (343,771)
                                                                     -----------         -----------

      Net cash used in investing activities                           (1,269,334)           (651,529)
                                                                     -----------         -----------

 Cash flows from financing activities:
      Proceeds from related party advances                               370,000             400,000
      Payments on related party advances                                (772,692)           (350,000)
      Proceeds from lines of credit and long-term debt                 2,800,047           1,418,460
      Payments on lines of credit and long-term debt                  (1,557,552)         (1,214,655)
                                                                     -----------         -----------

      Net cash provided by financing activities                          839,803             253,805
                                                                     -----------         -----------

 Net increase (decrease) in cash and equivalents                             808             (13,323)

 Cash and equivalents, beginning of year                                  30,418              43,741
                                                                     -----------         -----------

 Cash and equivalents, end of year                                   $    31,226         $    30,418
                                                                     ===========         ===========

 Supplemental data:
      Cash paid for interest during the year                         $   118,887          $    79,139
                                                                     ===========         ===========

                  The accompanying notes are an integral part
                         of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.      ORGANIZATION AND NATURE OF OPERATIONS

                  Reifsneider Transportation, Inc. ("Reifsneider") a Pennsylvania corporation, is a commercial and industrial non-hazardous liquid waste transportation and disposal services company servicing customers in eastern Pennsylvania, Delaware, Maryland, New Jersey and New York.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

        CASH AND CASH EQUIVALENTS - Reifsneider considers all highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents.

        PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of 5 to 8 years for machinery and equipment, 4 to 10 years for furniture and fixtures, and 4 to 6 years for transportation equipment. When depreciable property is retired or otherwise disposed of, the related assets and accumulated depreciation are removed from the accounts and any resultant gain or loss is included in operations.

        OTHER ASSETS - Goodwill, which represents the excess of the cost of a purchased company over the fair value of its net assets at the date of acquisition, is being amortized using the straight-line method over 40 years.

        INCOME TAX STATUS - Reifsneider, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. A similar election has been made for state tax purposes. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of Reifsneider's taxable income. Therefore, no provision for federal or state income tax has been included in the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

        CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject Reifsneider to concentrations of credit risk consist principally of cash and receivables. However, at December 31, 1998 and 1997, Reifsneider had deposits held in banking institutions in excess of federally insured limits of approximately $585,000 and $230,000, respectively. Concentration of credit risk with respect to trade receivables are limited due to the Reifsneider's large number of customers.

        REVENUE RECOGNITION - Reifsneider recognizes revenues as services are provided.

        USE OF ESTIMATES - In preparing Reifsneider's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.      RELATED PARTY TRANSACTIONS

                  For the years ended December 31, 1998 and 1997, Reifsneider was owed $123,679 and $337,156, respectively, from related companies. No interest is charged, and advances, are due on demand.

                  For the years ended December 31, 1998 and 1997, Reifsneider was owed $91,856 and $170,515, respectively, from the sole stockholder. No interest is charged, and advances are due on demand.

                  For the years ended December 31, 1997, Reifsneider owed a former shareholder $402,692. Interest was being charged at 10%, and advances are due on demand.

                        REIFSNEIDER TRANSPORTATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

4.       PROPERTY AND EQUIPMENT

                  At December 31, 1998 and 1997, property and equipment consisted of the following:

                                                          1998              1997
                                                       ----------        ----------

 Leasehold improvements                                $       --        $   65,487
 Machinery and equipment                                  178,808           161,286
 Furniture and fixtures                                   130,911            65,451
 Transportation equipment                               2,072,324         2,000,805
 Construction-in-progress                               1,085,344           119,611
                                                       ----------        ----------

                                                        3,467,387         2,412,640

 Less accumulated depreciation and amortization         1,371,895         1,259,506
                                                       ----------        ----------

 Property and equipment - net                          $2,095,492        $1,153,134
                                                       ==========        ==========

         Depreciation expense was $321,844 and $305,534 in 1998 and 1997, respectively.

5.       LINES OF CREDIT AND LONG-TERM DEBT

                  The first is a $400,000 line collateralized by all assets of Reifsneider and is due to expire on May 31, 1999. The interest rate is at the bank's prime rate plus 1/4% (8.00% and 8.75% at December 31, 1998 and 1997, respectively). Borrowings under the line were $200,000 and $400,000 at December 31, 1998 and 1997, respectively. The line of credit is solely intended for working capital purposes.

                  The second line of credit is a $600,000 facility collateralized by all assets of Reifsneider, and is due to expire on May 31, 1999. The interest rate is at 3/4% over the bank's prime rate which ranged from 9.25% to 9.50% on the dates of borrowings. Borrowings are limited to purchases of trucks or equipment. Each draw from the line is converted to a term loan. Borrowings under this line amounted to $253,647 and $325,077 as of December 31, 1998 and 1997, respectively and are included in the following table as notes payable.

                  The third line of credit is a $250,000 facility collateralized by all assets of Reifsneider, and expired on March 31, 1998. The interest rate was 1/4% over the bank's prime rate (8.75% at December 31, 1997). Borrowings under the line amounted to $120,000 at December 31, 1997.

                  The fourth line of credit is a $1,000,000 facility collateralized by all assets of Reifsneider and is due to expire on May 31, 1999. The interest rate is 7.05% and borrowings amounted to $1,000,000 at December 31, 1998.

                        REIFSNEIDER TRANSPORTATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

5.       LINES OF CREDIT AND LONG-TERM DEBT, Continued

                  Long-term debt consisted of the following at December 31, 1998 and 1997:

                                                                                         1998            1997
                                                                                      ----------      ----------
 Note payable - bank. Monthly payment of $1,246 including interest at 10%.                56,359              --
      Note matures in September 2003. Note is collateralized by transportation equipment.

 Note payable.  Monthly payment of $1,232 including
      interest at 10% Note matures in June, 1999.  Note is
      collateralized by transportation equipment.                                         48,588          58,000

 Note payable - bank. Construction loans of up to $1,000,000. Interest payments only until the completion of the project. Interests rates varying from
      7.05% to 8%. Note is collateralized by building and property.                      650,392              --

 Notes payable - bank. Various monthly principal plus interest payments, interest rates ranging from 9 1/4% to 9 1/2%. These notes are collateralized
      by transportation equipment.                                                       253,647         325,077

 Note payable - former shareholder.  Monthly payment of
      $12,324 including interest at 8 1/2%.  Note was
      unsecured and was repaid in December, 1998.                                             --         141,300

 Note payable - former shareholder.  Monthly payment
      of $2,917 including interest at 10%.  Note is
      unsecured and is due in April, 2000.                                                43,520          72,571

 Notes payable - various parties. Total monthly payments of approximately
      $4,475, interest ranging from 8 1/2% to 10%. Notes mature from May 1999
      to November 2001. Notes are collateralized by transportation equipment.             98,526          74,769
                                                                                      ----------      ----------

                                                                                       1,151,032         671,717
      Less current portion (A)                                                        (1,151,032)        297,008
                                                                                      ----------      ----------
                                                                                      $       --      $  374,709
                                                                                      ==========      ==========

(A) In March 1999, all outstanding debt was paid in full in connection with the sale of the business (see note 8).

                        REIFSNEIDER TRANSPORTATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

6.       LEASE COMMITMENTS

                  Reifsneider leases its facilities and certain transportation and office equipment under operating leases. Expiration dates vary through September 2003. In the normal course of business, operating leases are generally renewed or replaced by other leases.

                  Minimum future rental payments for each of the next five years and in the aggregate are as follows:

                        1999                            $    38,320
                        2000                                 22,779
                        2001                                 19,207
                        2002                                 19,207
                        2003                                 10,300
                                                        -----------

                                                        $   109,813
                                                        ===========

                  Rent expense under operating leases, including those with terms on a month-to-month basis, was $112,511 and $98,413 for the years ended December 31, 1998 and 1997, respectively.

7.       RETIREMENT PLAN

                  Reifsneider has a 401(k) retirement savings plan for all employees who have reached the age of 21 and have one year of service. Employees may contribute a portion of their pay, and Reifsneider will match 100% up to $500. Amounts charged to operations were approximately $11,000 and $12,000 for the years ended December 31, 1998 and 1997, respectively.

8.       SUBSEQUENT EVENT

                  Effective March 1, 1999, EarthCare Company ("EarthCare") acquired all of the outstanding capital stock of Reifsneider in exchange for $5,050,000 in cash, 350,000 shares of EarthCare common stock, the delivery of a $200,000 note payable to the former owner of Reifsneider and a final working capital adjustment, as defined in the Stock Purchase Agreement. This transaction was consummated pursuant to a Stock Purchase Agreement, dated February 26, 1999. All advances to Reifsneider's stockholder and related parties were collected and debt of Reifsneider was repaid in connection with the acquisition.

                               EARTHCARE COMPANY
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
       Introduction to Unaudited Pro Forma Combined Financial Statements


Effective March 1, 1999, EarthCare Company, ("EarthCare") acquired all of the outstanding capital stock of Reifsneider Transportation Inc. ("Reifsneider"), a Pennsylvania corporation, in exchange for $5,050,000 in cash, 350,000 shares of EarthCare common stock, the delivery of a $200,000 note payable to the former owner of Reifsneider and a final working capital adjustment, as defined in the Stock Purchase Agreement. This transaction was consummated pursuant to a Stock Purchase Agreement, dated February 26, 1999. Reifsneider is a commercial and industrial non-hazardous liquid waste transportation and disposal services company servicing customers in eastern Pennsylvania, Delaware, Maryland, New Jersey and New York. EarthCare currently intends to operate Reifsneider in substantially the same manner as it was operated prior to this transaction. EarthCare funded the cash portion of purchase price with borrowings under EarthCare's revolving credit facility with Bank of America National Trust and Savings Association. The total purchase price was determined based upon an evaluation of the business of Reifsneider and the results of negotiations between the parties. The Reifsneider acquisition and related financing is referred to herein as the "Transaction."

The following unaudited pro forma combined balance sheet as of December 31, 1998, and the unaudited pro forma combined statement of operations for the year then ended give effect to the Transaction using the purchase method of accounting as well as other pro forma adjustments as outlined in the notes to unaudited pro forma combined financial statements. These unaudited pro forma combined financial statements present EarthCare and give effect to the Transaction with EarthCare and other significant purchase business combinations consummated since January 1, 1998, as if the transactions had been consummated as of the beginning of 1998. The unaudited pro forma combined financial statements also give effect to EarthCare's merger with Microlytics, Inc. ("Microlytics") on May 13, 1998, which has been accounted for as a capital transaction accompanied by a recapitalization of EarthCare ("Recapitalization"). EarthCare, the other 1998 purchase business combinations and Microlytics are hereafter referred to as the "Company." The other 1998 purchase business combinations are as follows:

                          Business                                            Date Acquired
--------------------------------------------------------------              -----------------

Ferrero Wastewater Management, Inc. ("Ferrero")                             January 22, 1998
A Rapid Rooter Sewer & Drain Service, Inc. ("A Rapid")                      February 13, 1998
Quality Plumbing and Septic ("Quality")                                     February 17, 1998
Seagraves, Inc. (d.b.a. Brownie Environmental Services, Inc.)
    and Grease-Tec, Inc. ("Seagraves")                                      March 6, 1998
RGM Liquid Waste Removal Corporation and Affiliates ("RGM")                 May 1, 1998
Eldredge Wastewater Management, Inc. ("Eldredge")                           May 8, 1998

EarthCare has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the owners. To the extent the owners of the acquired businesses have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, EarthCare cannot fully quantify these savings at this time. It is anticipated that these savings will be partially offset by costs related to EarthCare's corporate management and by the costs associated with being a public company. These costs cannot be quantified accurately. Accordingly, only those anticipated savings and costs that are factually supportable have been included in the accompanying pro forma financial information of the Company.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what EarthCare's results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the EarthCare results of operations for any future period. Since neither the 1998 businesses acquired nor Reifsneider were under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical Reifsneider financial statements and notes thereto included elsewhere herein.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1998


                                                                                Acquisition Related Adjustments (Note 3)
                                                                        -------------------------------------------------------
                                                    Historical                               Pro Forma               Pro Forma
                                                    EarthCare           Reifsneider(a)      Adjustments              Combined
                                                   ------------         --------------      ------------            -----------
ASSETS
------
 Current assets:
     Cash and cash equivalents                     $  1,039,594         $     31,226        $  5,050,000(b)         $  1,070,820
                                                                                              (5,050,000)(b)
     Accounts receivable, net                         3,960,520              836,151                  --               4,796,671
     Prepaid expenses                                   557,669              587,563                  --               1,145,232
     Advances to related parties                             --              263,154            (263,154)(c)                  --
     Note receivable                                     67,959                   --                  --                  67,959
     Deferred income taxes                              377,147                   --                  --                 377,147
                                                   ------------         ------------        ------------            ------------

     Total current assets                             6,002,889            1,718,094            (263,154)              7,457,829
                                                   ------------         ------------        ------------            ------------

 Property and equipment, net                          4,910,004            2,095,492           1,460,011(d)            8,465,507

 Intangibles, net                                    20,166,445               40,893           6,894,348(e)           27,450,511

 Deferred income taxes                                  246,913                   --                  --                 246,913

 Other assets                                         1,964,028                   --                  --               1,964,028
                                                   ------------         ------------        ------------            ------------

 Total assets                                      $ 33,290,279         $  3,854,479        $  8,091,205            $ 45,235,963
                                                   ============         ============        ============            ============

LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
 Current liabilities:
     Accounts payable                              $  2,761,451         $    123,679        $    765,386(f)         $    650,516
     Accrued expenses                                 2,184,818              217,050             514,534(g)            2,916,402
     Lines of credit                                         --            1,200,000          (1,200,000)(c)                  --
     Current portion of long-term debt                  118,500            1,151,032          (1,151,032)(c)             318,500
                                                                                                 200,000(h)
                                                   ------------         ------------        ------------            ------------

     Total current liabilities                        5,064,769            2,691,761            (871,112)              6,885,418
                                                   ------------         ------------        ------------            ------------

 Long-term debt, net of current portion               9,209,440                   --           5,050,000(b)           14,259,440

 Stockholder's equity:
     Preferred stock                                         --                   --                  --                      --
     Common stock                                           957                  100                 (65)(i)                 992
     Additional paid-in capital                      20,702,555              817,639           4,257,361(i)           25,777,555
     Accumulated deficit                             (1,687,442)             344,979            (344,979)(i)          (1,687,442)
                                                   ------------         ------------        ------------            ------------

     Total stockholder's equity                      19,016,070            1,162,718           3,912,317              24,091,105
                                                   ------------         ------------        ------------            ------------

 Total liabilities and stockholder's equity        $ 33,290,279         $  3,854,479        $  8,091,205            $ 45,235,963
                                                   ============         ============        ============            ============

                 The accompanying notes are an integral part of
                     these pro forma financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998




                                                      EarthCare           Ferrero          A Rapid           Quality
                                                     ------------      ------------      ------------      ------------

 Revenues                                            $ 25,690,672      $    257,982      $    680,870      $    194,786

 Expenses:
     Cost of operations                                17,907,036           175,443           338,971           118,620
     Selling, general and administrative expense        7,509,375            73,399           255,847            61,894

     Depreciation and amortization                      1,348,357            23,334            41,476             5,179

                                                     ------------      ------------      ------------      ------------

     Income (loss) from operations                     (1,074,096)          (14,194)           44,576             9,093

 Other expense (income):
     Interest                                             657,455             5,913            11,148             1,684

     Other                                                  2,101               (33)             (476)               60
                                                     ------------      ------------      ------------      ------------

     Income (loss) before taxes                        (1,733,652)          (20,074)           33,904             7,349

 Provision (benefit) for taxes                           (304,562)               --                --                --
                                                     ------------      ------------      ------------      ------------

 Net income (loss)                                   $ (1,429,090)     $    (20,074)     $     33,904      $      7,349
                                                     ============      ============      ============      ============

 Pro forma net loss per share:
     Basic and diluted                               $      (0.17)
                                                     ============

 Pro  forma weighted average shares outstanding:
     Basic and diluted                                  8,427,407
                                                     ============



                                                      Seagraves            RGM             Eldredge        Reifsneider
                                                     ------------      ------------      ------------      ------------

 Revenues                                            $  1,342,431      $  2,710,061      $  1,514,756      $  7,523,214

 Expenses:
     Cost of operations                                   930,687         1,751,561         1,108,708         5,019,264
     Selling, general and administrative expense          350,137           810,638           385,582         1,899,820

     Depreciation and amortization                         32,886           146,762            68,311           323,092

                                                     ------------      ------------      ------------      ------------

     Income (loss) from operations                         28,721             1,100           (47,845)          281,038

 Other expense (income):
     Interest                                               8,659            28,103            11,959            93,928

     Other                                               (105,984)          (22,099)           (1,562)           15,672
                                                     ------------      ------------      ------------      ------------

     Income (loss) before taxes                           126,046            (4,904)          (58,242)          171,438

 Provision (benefit) for taxes                                 --            82,869           (13,686)               --
                                                     ------------      ------------      ------------      ------------

 Net income (loss)                                   $    126,046      $    (87,773)     $    (44,556)     $    171,438
                                                     ============      ============      ============      ============

 Pro forma net loss per share:
     Basic and diluted


 Pro  forma weighted average shares outstanding:
     Basic and diluted


                                                      Pro Forma
                                                     Adjustments        Pro Forma
                                                       (Note 4)          Combined
                                                     ------------      ------------

 Revenues                                            $         --      $ 39,914,772

 Expenses:
     Cost of operations                                        --        27,350,290
     Selling, general and administrative expense         (102,500)(a)    10,526,192
                                                         (718,000)(b)
     Depreciation and amortization                        240,079(c)      2,501,476
                                                          272,000(d)
                                                     ------------      ------------

     Income (loss) from operations                        308,421          (463,186)

 Other expense (income):
     Interest                                              60,000(e)      1,330,797
                                                          300,000(f)
                                                          151,948(g)
     Other                                                     --          (112,321)
                                                     ------------      ------------

     Income (loss) before taxes                          (203,527)       (1,681,662)

 Provision (benefit) for taxes                             44,903 (h)      (190,476)
                                                     ------------      ------------

 Net income (loss)                                   $   (248,430)     $ (1,491,186)
                                                     ============      ============

 Pro forma net loss per share:
     Basic and diluted                                                  $     (0.17)
                                                                        ===========

 Pro  forma weighted average shares outstanding:
     Basic and diluted                                    475,824(i)      8,903,231
                                                     ============       ===========

    The accompanying notes are an integral part of these pro forma financial statements.

                   EARTHCARE COMPANY AND ACQUIRED BUSINESSES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1998

1. BACKGROUND

EarthCare Company ("EarthCare") was formed to act as a consolidator of nonhazardous liquid waste businesses. From its inception on March 19, 1997 through March 1, 1999, EarthCare has acquired ten businesses involved in the nonhazardous liquid waste business.

2. HISTORICAL FINANCIAL STATEMENTS

The historical financial statements of the businesses acquired were derived from the respective acquired businesses' financial statements. All acquired businesses have a December 31 year-end, or their financial results have been recast to a December 31 year-end, with the exception of RGM which has an October 31 year-end. The audited historical financial statements of Reifsneider are included elsewhere herein and the other acquired businesses have been audited, as required, and included in previous filings with the Securities and Exchange Commission.

3. PRO FORMA BALANCE SHEET ADJUSTMENTS

(a) Represents the December 31, 1998, balance sheet of Reifsneider, which was purchased by EarthCare effective March 1, 1999.

(b) Reflects the cash borrowed from Bank of America to fund the cash portion of the consideration due to the stockholder of Reifsneider in connection with the acquisition and the distribution of the cash to the stockholders in connection with the acquisition.

(c) Reflects the elimination of advances that Reifsneider had made to its shareholders and related parties and existing notes payable of Reifsneider that were not assumed by EarthCare in connection with the acquisition.

(d) Adjusts the allocation of the purchase price of Reifsneider to the estimated fair value of equipment purchased.

(e) Reflects the goodwill recorded by EarthCare in conjunction with its acquisition of Reifsneider.

(f) Reflects a purchase price adjustment of estimated net working capital that will be distributed to the previous owners of Reifsneider related to the acquisition.

(g) Reflects the estimated liability for costs to be incurred to bring the equipment acquired from Reifsneider up to EarthCare's corporate standards.

(h) Reflects the delivery of a $200,000 note payable to the previous owners of Reifsneider, payable over the ensuing twelve months.

(i) Adjustment to record the issuance of 350,000 shares of restricted EarthCare Common Stock, par value $.0001, to the stockholder of Reifsneider in connection with the acquisition and the adjustment to eliminate the equity of Reifsneider.

4. PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(a) Adjusts compensation to the level that the owners of the businesses acquired in 1998 have contractually agreed to receive subsequent to the acquisitions. The employment agreements have terms of one to three years and include certain severance provisions in the event of termination without cause.

(b) Reflects a decrease of $648,000 in salaries and other expenses of the previous owners of Reifsneider that will not be incurred subsequent to the acquisition of Reifsneider and a $70,000 decrease in rent expense that will not be incurred going forward due to the acquisition of a building in the Reifsneider Acquisition.

(c) Reflects additional amortization of noncompete agreements related to the businesses acquired in 1998 using a weighted average life of 2.2 years and goodwill using a 40-year life. Also includes additional depreciation of property and equipment related to the businesses acquired in 1998 using a weighted average remaining life of 5 years.

(d) Reflects additional goodwill amortization of $181,000 related to the Reifsneider acquisition using a 40-year life and $91,000 in additional depreciation of equipment related to changes in estimated fair values and useful lives assigned to equipment acquired from Reifsneider.

(e) Reflects additional interest expense on the $2,300,000 in seller notes related to the businesses acquired in 1998 at a weighted average annual rate of 6.2%.

(f) Reflects additional interest expense on the $5,050,000 in bank debt and the $200,000 note payable related to the Reifsneider acquisition at an annual rate of 7.5%, net of eliminated interest expense related to Reifsneider's historical debt.

(g) Reflects additional interest expense on $3,900,000 in line of credit borrowings at 8.21%, net of the elimination of interest expense on historical debt of the businesses acquired in 1998. The elimination of interest expense of the acquired businesses is required as the Company assumed no debt in the purchase transactions. Additional borrowings under the Company's line of credit of $3,900,000 were required to supplement equity proceeds from the sale of common stock to pay the cash portion of the purchase prices.

(h) Reflects additional income tax provision (benefit) for state and federal taxes at a combined statutory tax rate of 39% for those acquired businesses previously reported as Subchapter S Corporations, and (benefit) for income taxes using the Company's combined statutory tax rate of 39% for the tax effect of the pro forma adjustments.

(i) Reflects 125,824 additional weighted average shares issued in connection with the businesses acquired in 1998 and 350,000 shares issued in connection with the Reifsneider acquisition.